UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2024

FENNEC PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

001-32295

(Commission File Number)

British Columbia, Canada	20-0442384
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

PO Box 13628, 68 TW Alexander Drive, Research Triangle Park, NC	27709
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 636-4530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12 of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common shares, no par value	FENC	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2024, Fennec Pharmaceuticals Inc.’s (the “Company”) announced the appointments of Mr. Pierre S. Sayad, PhD, M.S., as Chief Medical Officer (“CMO”), Mr. Terry Evans as Chief Commercial Officer (“CCO”), and Ms. Christiana Cioffi, MBA, as Chief Strategy Officer (“CSO”), all of which became effective on October 28, 2024. There are no arrangements or understandings between each of Mr. Sayad, Mr. Evans, or Ms. Cioffi, and any other person pursuant to which such individual was appointed as CMO, CCO, and CSO, respectively. Neither Mr. Sayad, Mr. Evans, nor Ms. Cioffi have any family relationships with any other executive officer or director of the Company. None of these appointments have been involved in any related person transactions with the Company that would require disclosure under Item 404(a) of Regulation S-K.

Dr. Sayad, age 50, is an accomplished biopharmaceutical executive with more than 22 years of proven success building and leading world-class organizations. During his tenure in the industry, Dr. Sayad has launched nine novel drugs across 14 therapeutic areas, including oncology (both solid tumors and hematologic malignancies) and neuroscience (depression, schizophrenia, bipolar, ADHD). Trained as a molecular physiologist, Dr. Sayad has been heavily involved in the successful commercial launches of several drugs, including oncology drugs at Onyx Pharmaceuticals, Karyopharm Therapeutics, Oncopeptides, and CTI Biopharma with respect to Kyprolis®, Xpovio®, Pepaxto®, and Vonjo®, respectively, as well as Eli Lilly and Company’s blockbuster neuroscience drugs Zyprexa®, Cymbalta®, and Strattera®. He also served as Senior Vice President, Business Development and Global Medical Affairs at the International Myeloma Foundation. Earlier in his career, Dr. Sayad was a strategic management consultant for Campbell Alliance, a specialized consulting firm focused in the biotech and pharmaceutical industries. Prior to his appointment at the Company, Dr. Sayad served as Chief Operating Officer and interim Chief Medical Officer at Zephyr Labz. Dr. Sayad is a graduate of the School of Medicine, Loma Linda University, as well as Harvard Business School.

Mr. Evans, age 56, is a seasoned commercial and operations leader in the pharmaceutical industry and an adept executive known for delivering significant revenue growth and leading high-performing teams. Mr. Evans’ industry experience spans all facets of commercial operations, including sales, sales management, operations, market access, trade, specialty pharmacy, and data analytics. In his more than 25 years of experience, including with Currax Pharmaceuticals, Horizon Therapeutics, Graceway Pharmaceuticals, and Medicis, he has driven substantial results by executing strategic initiatives for revenue generation, and improved patient access to innovative therapies, including Duexis®, Pennsaid 2%®, Actimmune®, Krystexxa®, and Procysbi®. Known for this patient-centered approach, Mr. Evans has been particularly focused on pharmaceutical start-ups developing strategies for successful market entry, maximizing access, and commercial performance. Prior to his appointment at the Company, Mr. Evans was Chief Executive Officer of UNITE Pharma Trade Advisors.

Ms. Cioffi, MBA, age 40, brings more than 20 years of collective and demonstrated excellence in strategy, leadership, and culture building, inclusive of a 13-year proven track record of developing award-winning, disruptive strategies and launch excellence from early stage through life cycle management phases with leading biopharmaceutical companies. As a recipient of multiple industry marketing awards, Ms. Cioffi has focused primarily in oncology, rare disease, and hematology therapeutic areas at companies including Shield Therapeutics, Stemline Therapeutics, EUSA Pharma, Karyopharm Therapeutics, Servier (previously Shire/Baxalta/Baxter), and Abbott Laboratories. During her tenure in the industry, Ms. Cioffi has led commercial and marketing strategy for several oncology and rare disease brands, including Qarziba®, Oncaspar Liquid, Oncaspar Lyo, Cal-PEG, Sylvant®, Xpovio®, and Elzonris®. Prior to her appointment at the Company, she served as a strategic advisor and leadership coach at Disruptify Consulting. Ms. Cioffi is a decorated Army Veteran, a Bronze Star Recipient, with proven and outstanding leadership skills while leading soldiers in combat and two deployments during Operation Iraqi Freedom.

In connection with their appointments to CMO, COO, and CSO, respectively, Mr. Sayad, Mr. Evans, and Ms. Cioffi each entered into an Executive Employment Agreement with the Company effective as of October 28, 2024. Each of these Executive Employment Agreements is an “at-will” agreement.

Pursuant to the terms of Mr. Sayad’s Executive Employment Agreement, his initial base annualized salary will be at a rate of $450,000, subject to review and increase from time to time by the Company in its sole discretion. He shall be entitled to receive an annual target performance bonus (“Target Bonus”) of forty percent (40%) of his base salary per 12-month period (which may be pro-rated for any partial period of less than 12 months), based upon a determination by the Company’s Board of Directors (“Board”) of the achievement of objectives to be set from time to time by the Board, provided that he must remain employed through the payment date to be eligible to receive the Target Bonus. In addition, the Company will grant Mr. Sayad 150,000 options to purchase common shares of the Company which (i) have an exercise price per share equal to the “Fair Market Value” (as defined in Company’s 2020 Equity Incentive Plan); (ii) have a term of ten years, with one-third of the options vesting one year after the date of grant and the balance thereof vesting monthly thereafter for two years in equal increments, and (iii) are otherwise subject to the terms and conditions set forth in the Company’s 2020 Equity Incentive Plan.

Pursuant to the terms of Mr. Evans’ Executive Employment Agreement, his initial base annualized salary will be at a rate of $400,000, subject to review and increase from time to time by the Company in its sole discretion. He shall be entitled to receive a Target Bonus of forty percent (40%) of his base salary per 12-month period (which may be pro-rated for any partial period of less than 12 months), based upon a determination by the Board of the achievement of objectives to be set from time to time by the Board, provided that he must remain employed through the payment date to be eligible to receive the Target Bonus. In addition, the Company will grant Mr. Evans 150,000 options to purchase common shares of the Company which (i) have an exercise price per share equal to the “Fair Market Value” (as defined in Company’s 2020 Equity Incentive Plan); (ii) have a term of ten years, with one-third of the options vesting one year after the date of grant and the balance thereof vesting monthly thereafter for two years in equal increments, and (iii) are otherwise subject to the terms and conditions set forth in the Company’s 2020 Equity Incentive Plan.

Pursuant to the terms of Ms. Cioffi’s Executive Employment Agreement, her initial base annualized salary will be at a rate of $375,000, subject to review and increase from time to time by the Company in its sole discretion. She shall be entitled to receive a Target Bonus of forty percent (40%) of her base salary per 12-month period (which may be pro-rated for any partial period of less than 12 months), based upon a determination by the Board of the achievement of objectives to be set from time to time by the Board, provided that she must remain employed through the payment date to be eligible to receive the Target Bonus. In addition, the Company will grant Ms. Cioffi 150,000 options to purchase common shares of the Company which (i) have an exercise price per share equal to the “Fair Market Value” (as defined in Company’s 2020 Equity Incentive Plan); (ii) have a term of ten years, with one-third of the options vesting one year after the date of grant and the balance thereof vesting monthly thereafter for two years in equal increments, and (iii) are otherwise subject to the terms and conditions set forth in the Company’s 2020 Equity Incentive Plan.

Each of Mr. Sayad, Mr. Evans, and Ms. Cioffi’s Executive Employment Agreements generally provide that if their employment is terminated without “Cause” (as defined in the applicable Executive Employment Agreement) and other conditions are satisfied, then such executive officer shall receive as severance an amount equal to their then current base salary for a period of nine (9) months, less standard withholdings for tax and social security purposes.

The foregoing descriptions of Mr. Sayad, Mr. Evans, and Ms. Cioffi’s Executive Employment Agreements are qualified by the complete text of their applicable Executive Employment Agreement, a copy of each which are attached as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and which are incorporated by reference herein.

Item 8.01.	Other Items.

On October 28, 2024, the Company issued a press release announcing the appointments of Mr. Sayad as CMO, Mr. Evans as COO, and Ms. Cioffi as CSO. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 8.01, including the press release attached hereto, is being furnished and shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, unless such subsequent filing specifically references this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

Exhibit 10.1	Executive Employment Agreement between the Company and Pierre Sayad, effective as of October 28, 2024
Exhibit 10.2	Executive Employment Agreement between the Company and Terry Evans, effective as of October 28, 2024
Exhibit 10.3	Executive Employment Agreement between the Company and Christiana Cioffi, effective as of October 28, 2024
Exhibit 99.1	Press Release dated October 28, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FENNEC PHARMACEUTICALS INC.

Date October 30, 2024	By:	/s/ Robert Andrade
Robert Andrade Chief Financial Officer